CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-XXXX) and related Prospectus of Providian Financial Corporation and to the incorporation by reference therein of our report dated January 22, 1998, with respect to the consolidated financial statements of Providian Financial Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP

June 2, 1998